Registration No. 33-

                           SECURITIES AND EXCHANGE COMMISSION
                                   WASHINGTON, D.C.  20549


                                         FORM S-8
                                  REGISTRATION STATEMENT
                                         UNDER
                                 THE SECURITIES ACT OF 1933


                                    CRAY RESEARCH, INC.
                     (Exact name of registrant as specified in its charter)

                      Delaware                           39-1161138
        (State or other jurisdiction of     (I.R.S. Employer Identification No.)
         incorporation or organization)

                                   655A Lone Oak Drive
                                  Eagan, Minnesota   55121
                     (Address of Principal Executive Offices) (Zip Code)

                             1989 EMPLOYEE BENEFIT STOCK PLAN
                                  (Full title of the plan)

                                   ROBERT H. EWALD
                          President and Chief Operating Officer
                                    Cray Research, Inc.
                                    655A Lone Oak Drive
                                   Eagan, Minnesota  55121
                          (Name and address of agent for service)

                                     (612) 452-6650
                  (Telephone number, including area code, of agent for service)

                                       Copy to:
                                  DEAN R. EDSTROM
                              Doherty, Rumble & Butler
                              Professional Association
                              3500 Fifth Street Towers
                               150 South Fifth Street
                         Minneapolis, Minnesota  55402-4235
                                    (612) 340-5575

                           CALCULATION OF REGISTRATION FEE


Title of                      Proposed Maximum   Proposed Maximum
Securities     Amount         Offering           Aggregate        Amount of
to be          to be          Price              Offering         Registra.
Registered     Registered     Per Share          Price            Fee

Common Stock,
$1.00 par
 value (1)    764,000 shares(2) $18.25(3)       $13,943,000(3)   $4,808


(1)         With Common Share Purchase Rights attached.

(2)         The 1989 Employee Benefit Stock Plan authorizes the issuance of
4,000,000
shares of Common Stock, plus a number of shares equal to 3% of the total outstanding shares of Common Stock as of the first day of each calendar year beginning in 1992, such increases to be cumulative. A total of 6,358,000 shares of Common Stock have previously been registered pursuant to five Registration Statements on Form S-8, Registration Nos. 33-25858, 33-33374, 33-49396, 33-62410
and 33-55361. 764,000 shares were added to the Plan in 1995 as a consequence of the described provisions.

(3) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low prices of the Registrant's shares of Common Stock on the New York Stock Exchange as reported by The Wall Street Journal. On March 30, 1995, the average of the high and low prices was $18.25.

                                     PART II
                INFORMATION REQUIRED BY GENERAL INSTRUCTION E TO FORM S-8


1.  Incorporation by Reference.

         There are incorporated in this Registration Statement by reference the contents of the Registrant's registration statements on Form S-8 Nos. 33-25858, 33-33374, 33-49396, 33-62410 and 33-55361. The contents of such registration statements incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement or document contained herein or incorporated herein by reference or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such contents.

2.  Exhibits (Required Opinions and Consents).

       5    -  Opinion of Doherty, Rumble & Butler Professional Association,
with respect to the legality of the securities to be issued pursuant to the 1989 Employee Benefit Stock Plan.

      23.1  -  Consent of KPMG Peat Marwick LLP, independent auditors.

      23.2 - Consent of Doherty, Rumble & Butler Professional Association (included in Exhibit 5).

     24     -  Power of Attorney (included on the signature pages of this
Registration Statement).

                                    SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eagan, and the State of Minnesota, on this 28th day of March, 1995.

                                           CRAY RESEARCH, Inc.


                                           By ROBERT H. EWALD
                                              Robert H. Ewald
                                              President and Chief Operating
                                              Officer

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities, and on the dates, indicated. Each person whose signature to the Registration Statement appears below hereby appoints Robert H. Ewald and Laurence L. Betterley, or either of them, as his attorney-in-fact with full power to act alone, with full power of substitution or resubstitution, for him and in his name, place and stead, in any and all capacities to sign on his behalf, individually and in the capacity stated below, and to file any and all amendments and post-effective amendments to this Registration Statement, which amendment or amendments may make such changes and additions as such attorney-in-fact may deem necessary or appropriate.


         Signature                 Title                           Date



         ROBERT H. EWALD           President, Chief             March 28, 1995
         Robert H. Ewald           Operating Officer
                                   (Principal Executive Officer)
                                   and Director


         LAURENCE L. BETTERLEY     Chief Financial Officer     March 28, 1995
         Laurence L. Betterley     (Principal Financial
                                   Officer)


         STEVEN E. SNYDER          Corporate Controller       March 28, 1995
         Steven E. Snyder          (Principal Accounting
                                   Officer)

         LAWRENCE E. EATON         Director                   March 28, 1995
         Lawrence E. Eaton


         CATHERINE M. HAPKA        Director                   March 28, 1995
         Catherine M. Hapka



         PHILIP G. HEASLEY         Director                   March 28, 1995
         Philip G. Heasley



         ROBERT G. POTTER          Director                   March 28, 1995
         Robert G. Potter



         ANDREW SCOTT              Director                   March 28, 1995
         Andrew Scott



         JAN H. SUWINSKI           Director                   March 28, 1995
         Jan H. Suwinski

                                EXHIBIT INDEX

Page

 5     -    Opinion of Doherty, Rumble & Butler
            Professional Association, with respect to
            the legality of the securities to be issued
            pursuant to the 1989 Employee Benefit
            Stock Plan                                                    8

23.1   -    Consent of KPMG Peat Marwick LLP, independent
            auditors                                                      11

23.2   -    Consent of Doherty, Rumble & Butler Professional
            Association (included in Exhibit 5)                           8

24     -    Power of Attorney (included on the signature
            pages of this Registration Statement)                         4

                                                             Exhibit 5

                                      April 3, 1995



Cray Research, Inc.
655A Lone Oak Drive
Eagan, MN  55121

Re:      Cray Research, Inc.
         1989 Employee Benefit Stock Plan

Gentlemen:

               We are acting as special counsel for Cray Research, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of an aggregate of 764,000 shares of common stock, $1.00 par value (with related Common Share Purchase Rights) (collectively, the "Common Stock"), issuable pursuant to the Company's 1989 Employee Benefit Stock Plan (the "Plan"). A Registration Statement on Form S-8 has been prepared for filing under the Act.

               In connection with the offering of the Common Stock, we have examined originals or copies submitted to us that we have assumed are genuine, accurate and complete, of all such corporate records of the Company, agreements and other instruments, certificates of public officials, officers and representatives of the Company, and other documents we have deemed necessary or appropriate to require as the basis for the opinions hereinafter expressed. As to various questions of fact material to this opinion, where relevant facts were not independently established, we have relied upon statements of officers of the Company.

               Based and relying solely upon the foregoing, it is our opinion that when the 764,000 shares of the Common Stock, or any portion thereof, are issued pursuant to and in accordance with the Plan, such shares will be validly issued, fully paid and nonassessable.

                                                    Cray Research, Inc.
                                                    April 3, 1995



We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement. Consent is also given to the reference to this firm under the caption "Legal Opinions" in a related prospectus as having passed upon the validity of the issuance of the Common Stock. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                             Very truly yours,

                                             DOHERTY, RUMBLE & BUTLER
                                             PROFESSIONAL ASSOCIATION



                                             By: DEAN R. EDSTROM

                                                           Exhibit 23.1

                                 KPMG PEAT MARWICK LLP





                             Independent Auditors' Consent



The Board of Directors
Cray Research, Inc.:

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the caption "Experts" in the Prospectus included in this Registration Statement on Form S-8.



                                                 KPMG PEAT MARWICK LLP


Minneapolis, Minnesota
April 3, 1995
DRE:79770:hl
04/03/95(1)